No. 502370



The Companies Act 1985

Public Company Limited by Shares


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MEMORANDUM AND ARTICLES OF ASSOCIATION

of Huntingdon Life Sciences Group plc

as at 3rd June 1999.

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Incorporated the 14th day of December 1951



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The Companies Act 1985

Public Company Limited by Shares



MEMORANDUM OF ASSOCIATION

of Huntingdon Life Sciences Group plc



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1. The name of the Company is "HUNTINGDON LIFE SCIENCES GROUP plc".

2. The Company is a public company.

3. The registered office of the Company will be situated in England and Wales.

4. The objects for which the Company is established are:

    (a) To act or carry on business as a holding company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stocks, debentures, debenture stock bonds, loans, obligations or securities of whatsoever nature issued by any company or body corporate wheresoever incorporate or carrying on business and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

    (b) To control and co-ordinate the administration and operation of any companies for the time being directly or indirectly controlled by the Company and to provide service of all kinds including managerial and other executive, supervisory and consultant services for or in relation to any company or body corporate upon such terms as the Directors may think fit;

    (c) To acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person.

    (d) To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processors, importers, exporters and storers of and dealers in any goods and other things.

     (e) To acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession of land or other immovable property or buildings of structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

     (f) To provide services of all descriptions and to carry on business as advisers, consultants, brokers and agents of any kind.

     (g) To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

     (h)      To  provide  technical,  cultural,  artistic,   educational,
              entertainment or business material, facilities or services and to carry on any business involving any such provision.

     (i) To lend money, and grant or provide credit and financial accommodation, to any person and to carry on the business of a banking, finance or insurance company.

     (j) To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company.

     (k) To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

     (l) To enter into any arrangements with any government or authority or person and to obtain from any such government or authority of person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same.

     (m) To borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

      (n) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect to any securities or liabilities of any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associates with the Company.

      (o) To amalgamate or enter into partnership or any profit sharing arrangement with, or to co-operate or participate in any way with, or to take over or assume any obligation of, or to assist or subsidise any person.

      (p) To accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

      (q) To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions and secret processes and to carry on the business of an inventor, designer or research organisation.

      (r) To sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with, or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

      (s) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

     (t) To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustees of any kind and to undertake and execute any trust.

     (u) To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

     (v) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or who the Company considers have any moral claim on the Company or to their relations,connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments towards insurances or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, education, social public, general or useful object.

     (w) To cease carrying on or wind up any business or activity of the Company and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

     (x) To distribute any of the property of the Company among its creditors and Members in specie or kind.

      (y) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

      (z) To carry on any other business or activity and do anything of nay nature which in the opinion of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or its Members.

      (aa) To do all such other things as in the opinion of the Company are or may be incidental or conducive to the attainment of the above objects of any of them.

          AND it is hereby declared that "company" in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, "person" shall include any company as any other legal or natural person, "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note warrant, coupon, right to subscribe or convert, or similar right or obligation, "and" and "or" shall mean "and/or" where the context so permits, "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, and the objects specified int he different paragraphs so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5. The liability of the members is limited.

6. The share capital of the Company is (pound)20,000,000 divided into 400,000,000 Ordinary Shares of 5p each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.



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WE, the several persons whose names and addresses are  subscribed,  are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.




NAMES, ADDRESSES and DESCRIPTIONS                 NUMBER OF SHARES TAKEN
       OF SUBSCRIBERS                               BY EACH SUBSCRIBER



ALASTAIR N. WORDEN,                                           ONE

Cromwell House,
Huntingdon.

Consultant Biochemist and
Veterinary Surgeon.


D.M. WORDEN,                                                  ONE

Cromwell House,
Huntingdon.

Housewife


C.N. WORDEN,                                                  ONE

Cromwell House,
Huntingdon.

Schoolmaster (Retired)

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DATED this 1st day of December 1951

WITNESS to the above signatures:-

                    HAROLD WORDEN
                    Solicitor,
                    Blackpool.


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                                    I N D E X

                                               Article No         Page No

Accounting Records                                139-140             49

Alternate Directors                               92                  31

Auditors                                          141                 49

Authentication of Documents                       120                 44

Borrowing Powers                                  105                 38

Calls on Shares                                   18-24               14

Capitalisation of Profits                         135-136             48

Destruction of Documents                          148                 51

Directors - Age of                                91                  31

            Alternate                             92                  31

            Appointment and Removal               79-82               28

            Borrowing Powers                      105                 38

            Disqualification                      84                  29

            Executive Directors                   89-90               30

            Expenses                              93                  32

            Interests                             94                  32

            Number of                             77                  28

            Powers - borrowing                    105                 38

                     general                      95-104              36

            Proceedings of Board                  106-115             41

            Qualification, Shareholding           78                  28

            Remuneration - Additional             93                  32

                           General                83                  29

            Rotation                              85-88               29

Dividends                                         121-133             44

Employees                                         152                 52


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                                               Article No         Page No

Executive Directors                               89-90               30

Forfeiture                                        25-31               15

Form of Registers                                 138                 49

General Meetings                                  49-50               20

  Notice of                                       51-52               20

  Proceedings at                                  53-59               21

  Voting at                                       60-71               23

Indemnity                                         151                 52

Interpretation                                    2                   10

Notices                                           51-52,142-147       20, 49

Proxies                                           72-76               27

Record Dates                                      137                 49

Registered Office                                 4                   11

Reserves                                          134                 47

Seals                                             100, 118-119        37, 43

Secretary                                         116-117             43

Service of Notices etc                            142-147             49

Share Capital                                     3                   11

  Alteration of                                   48                  19

  Increase of                                     45-47               19

Shares                                            9-11                12

  Calls on                                        18-24               14

  Certificates                                    12-14               13

  Equitable interests not recognised              11                  12

  Forfeiture                                      25-31               15

  Issue                                           9-10                12

  Lien                                            15-17               13


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                                               Article No          Page No

  Purchase of own                                 48                  19

  Rights - general                                5-6                 11

           variation of                           7-8                 12

  Transfer                                        32-37               16

  Transmission                                    38-40               17

Stock                                             41-44               18

Table A                                           1                   10

Voting                                            60-71               23

Winding Up                                        149-150             51



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The Companies Act 1985

Public Company Limited by Shares



ARTICLES OF ASSOCIATION

of Huntingdon Life Sciences Group plc


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                                     TABLE A

1. No regulations set out in any schedule to any statute concerning companies shall apply as regulations or articles of the Company.

                                 INTERPRETATION

2.   In these Articles unless the context otherwise requires:-

     "these Articles" means these Articles of Association in their present form or as from time to time altered;

     "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which a quorum is present;

     "the Companies Acts" means every statute from time to time in force concerning companies insofar as the same applies to the Company;

     "Executive Director" means an Executive Chairman, Chief Executive Director, Joint Chief Executive Director, Managing Director, Joint Managing Director or Assistant Managing Director of the Company or a Director who is the holder of any other employment or executive office with the Company;

     "Member" in relation to shares means the member whose name is entered in the Register as the holder of the shares;

     "Office" means the registered office of the Company;

     "Seal" means the common seal of the Company or any official seal that the Company may be permitted to have under the Companies Acts;

     "Secretary" means any person qualified in accordance with the Companies Acts, appointed by the Board to perform any of the duties of the Secretary including a Joint temporary or assistant Secretary;

     "United Kingdom" means Great Britain and Northern Ireland;

     the expressions "debenture" and "debenture holder" shall include debenture stock and debenture stockholder respectively;

     the expression "paid up" means paid up or credited as paid up;

     any words or expression defined in the Companies Acts in force at the date when these Articles or any part thereof are adopted shall bear the same meaning in these Articles or such part (as the case may be);

     where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective, and where an extraordinary resolution is required a special resolution shall also be effective.

                                  SHARE CAPITAL

3. The authorised share capital of the Company at the date of the adoption of these Articles is(pound)20,000,000 divided into 400,000,000 ordinary shares of 5p each.

                                REGISTERED OFFICE

4. The Office shall be at such place in England as the Board shall from time to time appoint.

                                  SHARE RIGHTS

5. Subject to the provisions of the Companies Acts and in particular to those conferring rights of pre-emption and without prejudice to any rights attached to any shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may be ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

6. Subject to the provisions of the Companies Acts, any shares may, with the sanction of a special resolution, be issued on terms that they are, or at the option of the Company or the Member are liable, to be redeemed on such terms and in such manner as may be provided for by these Articles.

                               VARIATION OF RIGHTS

7. Subject to the provisions of the Companies Acts all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum and for the purposes of this Article one holder present in person or by proxy may constitute a meeting.

8. Unless otherwise provided by the rights attached to any shares or class of shares those rights shall be deemed to be varied by the reduction of the capital paid up on the shares and by the allotment of further shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders thereof voting rights more favourable than those conferred by such first mentioned shares but shall not, unless otherwise expressly provided in the rights attached to such shares, be deemed to be varied by the creation or issue of further shares.

                                     SHARES

9. Subject to the provisions of the Companies Acts and these Articles, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

10. The Company may exercise all powers of paying commissions conferred or permitted by the Companies Acts and the commissions may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

11. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except only as otherwise provided by these Articles or by law) the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                               SHARE CERTIFICATES

12. Every person (except a stock exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a holder of any shares in the Register shall be entitled, without payment, to receive within two months after allotment or lodgment of transfer to him of the shares in respect of which he is so registered (or within such other period as the terms of issue shall provide) one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board may from time to time determine. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Member (except such a nominee as aforesaid) who has transferred part of the shares comprised in this registered holding shall be entitled to a certificate for the balance without charge. Every certificate shall specify the shares to which it relates and the amount paid up thereon. Provided that the Company shall not be bound to register more than four persons as the joint holders of any shares.

13. If a share certificate is defaced, worn out, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement or wearing out, on delivery of the old certificate to the Company.

14. All forms of certificate for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under a Seal. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificate by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

                                      LIEN

15. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share, in respect of such share. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all dividends and other moneys payable in respect of it.

16. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

17. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder immediately before such sale of the share. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 CALLS ON SHARES

18. The Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Member shall (subject to the Company serving upon him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may, before receipt by the Company of a sum due thereunder, be revoked or postponed in whole or in part as the Board may determine. A Member shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

19. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

20. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21. If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 15 per cent per annum, as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

22. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same become payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

24. The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 15 per cent per annum, as may be agreed upon between the Board and the Member paying such sum in advance.

                              FORFEITURE OF SHARES

25. If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

26. The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

27. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

28. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

29. Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the Company and may, subject to the provisions of the Companies acts, be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled on such terms as the Board may think fit.

30. A person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares, and shall surrender to the Company for cancellation the certificates for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at the rate of 15 per cent per annum (or such lower rate as the Board may determine) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

31. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

32. Subject to such of the restrictions of these Articles as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

33. The instrument of transfer of a share shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer, when registered, may be retained by the Company.

33A The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine and either generally or in respect of any class of shares. The register of members shall not be closed for more than thirty days in any year;

34. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully paid share provided that any such refusal does not prevent dealing in partly-paid shares from taking place on an open and proper basis.

35. Subject to Article 34, the Board may also decline to register any transfer unless:-

    (a) the instrument of transfer, duly stamped, is lodged with the Company accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

    (b)   the instrument of transfer is in respect of only one class of share;
          and

    (c) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

36. If the Board declines to register a transfer it shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of the refusal.

37. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share or otherwise making any entry in the Register relating to any share.

                             TRANSMISSION OF SHARES

38. In the case of the death of a Member the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole holder, shall be the only persons recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

39. Any person becoming entitle to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, subject as hereinafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death or bankruptcy of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer signed by such Member.

40. A person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Board may at any time give notice requiring to transfer the share and if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

                                      STOCK

41. The Company may from time to time by ordinary resolution convert any fully paid up shares into stock and may reconvert any stock into fully paid up shares of any denomination. After the passing of any resolution converting all the fully paid up shares of any class in the capital of the Company into stock, any shares of that class which subsequently become fully paid up and rank pari passu in all other respects with such shares shall, by virtue of this Article and such resolution, be converted into stock transferable in the same units as the shares already converted.

42. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not, without the sanction of an ordinary resolution of the Company, exceed the nominal amount of each of the shares from which the stock arose.

43. The holders of stock shall, according to the amount of the stock held by them, have the same rights as regards dividends, voting at general meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right (except as to participation in dividends and in assets on a reduction of capital or a winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right.

44. All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock, and the words "share" and "shareholder" herein shall include "stock" and "stockholder" respectively.

                               INCREASE OF CAPITAL

45. The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as to resolution shall prescribe.

46. Subject to the provisions of the Companies Acts, the Company may, by the resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or may make any other provisions as to issue of the new shares.

47. The new shares shall be subject to all the provisions of these Articles with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                             ALTERATIONS OF CAPITAL

48. The Company may from time to time by ordinary resolution:-

      (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

      (b) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Companies
          Acts) and so that the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have any such preferred or other special rights over, or may have such deferred or qualified rights or be subject to any such restrictions as compared with, the other or others as the Company has power to attach to unissued or new shares;

      (c) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its authorised share capital by the amount of the shares so cancelled;

and may also by special resolution:-

      (d) subject to any confirmation or consent required by law, reduce its authorised and issue share capital or any capital redemption reserve or any share premium account in any manner;

      (e) subject to the provisions of the Companies Acts and these Articles and to any confirmation or consent required by law, the Company may from time to time purchase its own shares (including any redeemable shares) provided that if there are in issue any convertible shares of the Company, then no purchase by the Company of any of its own shares shall take place unless it has been sanctioned by an extraordinary resolution passed at a separate class meeting of the holders of each class of convertible shares.

           Where any difficulties arise in regard to any consolidation and division under paragraph (a) of this Article, the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or arrange for the sale of the shares representing fractions and for the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, or, if permitted, for the retention of such net proceeds for the benefit of the Company and for this purpose the Board may authorise some person to transfer the share representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 GENERAL MEETING

49. The Board shall convene and the Company shall hold general meetings as annual general meeting in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

50. The Board may, whenever it thinks fit, and in accordance with the Companies Acts, convene an extraordinary general meeting.

                           NOTICES OF GENERAL MEETINGS

51. An annual general meeting and a meeting called for the passing of a special resolution shall be called by not less then twenty-one days' notice in writing and a meeting other than an annual meeting or a meeting called for the passing of a special resolution shall be called by not less than fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of special business, the general nature of that business, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and on a poll vote instead of him and that a proxy need not be a Member of the Company. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special or extraordinary resolution shall specify the intention to propose the resolution as a special or extraordinary resolution as the case may be. Notice of every general meeting shall be given in manner hereinafter mentioned to all member other than such as under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share by reason of the death or bankruptcy of a Member, and also to the Auditors for the time being of the Company.

           Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Article, it shall be deemed to have been duly called if it is so agreed:-

      (a) in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

      (b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

52. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETING

53. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:-

           (a)  the declaration and sanctioning of dividends;

           (b) the consideration and adoption of the accounts and balance sheet and the reports of the Directors and other documents required to be annexed to the accounts;

           (c) the election of Directors in place of those retiring (by rotation or otherwise);

           (d) the appointment of Auditors where special notice of the resolution for such appointment is not required by the Companies Acts; and

           (e) the fixing of, or the determining of the method of fixing, the remuneration of the Directors and of the Auditors.

54. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of business of the meeting. Save as otherwise provided by these Articles, at least two Members present in person or by proxy and entitled to vote shall be a quorum for all purposes. A corporation being a Member shall be deemed for the purpose of these Articles to be present in person if represented by proxy or in accordance with the provisions of the Companies Acts.

55. If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of the Members, shall be dissolved. In any other case it shall stand adjourned to such other day (not being less than seven days thereafter) and at such time or place as the chairman of the meeting may determine and the Company shall give not less than seven days' notice in writing of the adjourned meeting in the like manner as in the case of the original meeting. At the adjourned meeting one Member present in person or by proxy shall be a quorum.

56. Each Director shall be entitled to attend and speak at any general meeting of the Company.

57. The Chairman (if any) of the Board or, in his absence, a Deputy Chairman (if any) shall preside as chairman at every general meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor a Deputy Chairman is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present, he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

58. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

59. Save as expressly provided by these Articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

60. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded.
Subject to the provisions of the Companies Acts a poll may be demanded by:-

           (a)   the chairman of the meeting; or

           (b) at least three Members present in person or by proxy and entitled to vote; or

           (c) any Member or Members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all Members having the right to attend and vote at the meeting; or

           (d) any Member or Members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

           Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

61. If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

62. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

63. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

64. On a poll votes may be given either personally or by proxy.

65. A person entitled to more than one vote on a poll need not if he votes use all his votes or cast all the votes he uses in the same way.

66. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote.

67. Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held, on a show of hand every Member who is present in person at a general meeting of the Company shall have one vote, and on a poll every Member who is present in person or by proxy shall have one vote for every (pound)0.05 nominal amount of share capital of which he is the holder.

68. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

69. A Member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of person incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such member for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office (or at such other place in the United Kingdom as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent forthwith) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote.

70. (A) No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

    (B) If any Member, or any other person appearing to be interested in shares held by such Member, has been duly served with a notice under Section 212 of the Companies Act 1985 and is in default for the prescribed period in supplying to the Company the information thereby required, then (unless the Board otherwise determines) in respect of:-

     (i) the shares comprising the shareholding account in the register of member s which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the "default shares", which expression shall include any further shares which are issued in respect of such shares); and

     (ii)     any other shares held by the Member;

               the Member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred other than pursuant to an approved transfer or pursuant to paragraph (C)(ii)below be entitled to vote either personally or by proxy at a shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings.

     (C) where the default shares represent at least 0.25 per cent of the issued shares of the class concerned, then the Board may in its absolute discretion by notice ("a direction notice") to such Member direct that:-

     (i) any dividend (including a scrip dividend) or other money which would otherwise be payable on such shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member; and/or

      (ii) no transfer of any of the shares held by such Member shall be registered unless the transfer is an approved transfer or:-

          (a) the Member is not himself in default as regards supplying the information requested; and

          (b) the transfer is of part only of the Member's holding and when presented for registration is accompanied by a certificate by the Member in a form satisfactory to the Board to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are default shares.

               The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(D) Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Board so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the Member). Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph (C)(ii) above.

(E)  For the purpose of this Article:-

(1)  a person  shall be  treated as  appearing  to be
     interested  in any shares if the Member  holding
     such   shares   has  given  to  the   Company  a
     notification under the said Section 212 and either (a) the Member has named such person as being so interested or (b)(after taking into account the response of the Member to the notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(2) the prescribed period is 14 days from the date of service of the said notice under Section 212;

(3)  a transfer of shares is an approved transfer if but only if:-

          (a) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for a company (as defined in Part XIIIA of the Companies Act 1985); or

          (b) the Board is satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with a Member and with other persons appearing to be interested in such shares; or

          (c) the transfer results from a sale made through a recognised investment exchange (as defined in the Financial Services Act 1986) or any stock exchange outside the United Kingdom on which the Company's shares are normally traded.

(F) Nothing contained in this Article shall limit the power of the Directors under Section 216 of the Companies Act 1985.


71. If (i) any objection  shall be raised to the  qualification  of any voter or
(ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error made in due time shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                                     PROXIES

72. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

73. A proxy need not be a Member.

74. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the Office (or at such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution.

75. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

76. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office (or such other place in the United Kingdom as may be specified for the delivery of instruments or proxy in the notice convening the meeting or other document sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

                               NUMBER OF DIRECTORS

77. Unless and until otherwise determined by ordinary resolution of the Company, the Directors shall be not less than two and there shall be no maximum number.

                     DIRECTORS' SHAREHOLDING QUALIFICATION

78. No shareholding qualification for Directors shall be required.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

79. Subject to the provisions of these Articles, the Company may be ordinary resolution appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles.

80. Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these Articles to appoint any person to be a Director, the Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following annual general meeting and shall then be eligible for re-appointment but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

81. The Company may be special resolution, or by ordinary resolution of which special notice has been given in accordance with the Companies act, remove any Director before the expiration of his period of office and may (subject to these Articles) by ordinary resolution appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

82. No person other than a Director retiring at the meeting shall, unless recommended by the Board, be appointed a Director at any general meeting unless, not less than seven and not more than forty-two clear days before the day appointed for the meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment and also notice in writing signed by the person to be proposed of his willingness to be appointed.

                            REMUNERATION OF DIRECTORS

83. The remuneration of the Directors for their services as such shall be determined by the board but shall not exceed in aggregate the sum of (pound)150,000 per annum or such greater sum as the Company in general meeting may from time to time determine.

                          DISQUALIFICATION OF DIRECTORS

84. Without prejudice to the provisions for retirement by rotation hereinafter contained, the office of a Director shall be vacated in any of the events following, namely:-

           (a) if (not being a Director who has agreed to serve as a Director for a fixed term) he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

           (b) If he becomes mentally disordered or a patient for any purpose of any statute relating to mental health and the Board resolves that his office is vacated;

           (c)      if,  without  leave,  he is absent from meeting of the Board
                    (whether or not an alternate Director appointed by him attends) for twelve consecutive months, and the Board resolves that his office is vacated;

           (d)      if he become bankrupt or compounds with his creditors;

           (e)      if he is prohibited by law from being a Director;

           (f) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Articles.

                              ROTATION OF DIRECTORS

85. At every annual general meeting one-third of the Directors for the time being or, if their number is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office.

86. Subject to the provisions of the Companies Act, the Directors to retire on each occasion shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-appointment. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last appointment or re-appointment but as between persons who became or were last re-appointment Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at a date not earlier than twenty-eight days before the date of the notice convening the annual general meeting, and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after such date but before the close of the meeting.

87. A Director who retires at an annual general meeting shall be eligible for re-appointment. If he is not re-appointed he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

88. Subject to the provisions of these Articles, the Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by appointing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-appointment of such Director shall have been put to the meeting and lost.

                               EXECUTIVE DIRECTORS

89. The Board may from time to time appoint one or more of its body to be Executive Chairman, Chief Executive Director, Joint Chief Executive Director, Managing Director, Joint Managing Director or Assistant Managing Director or to hold any other employment or executive office with the Company for such period (subject to the provisions of the Companies Acts) and upon such terms as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

90. An Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                                AGE OF DIRECTORS

91. No person shall be disqualified from being appointed a Director and no Director shall be required to vacate that office by reason only of the fact that he has attained the age of 70 years or any other age, nor shall it be necessary to give special notice under the Companies Acts of any resolution appointing, re-appointing or approving the appointment of a Director by reason of his age, but where the Board convenes any general meeting of the Company at which (to the knowledge of the Board) a Director will be proposed for appointment or re-appointment who has at the date of such meeting attained the age of 70 years, the Board shall give notice of his having attained such age in the notice convening the meeting or in any document sent therewith, but the accidental omission to give such notice shall not invalidate any proceedings at that meeting or any appointment or re-appointment of such Director thereat.

                               ALTERNATE DIRECTORS

92.        (a)      Each  Director  shall have the power to appoint any person to be his alternate Director and may at his discretion remove such alternate Director. If such alternate Director is not another Director, such appointment, unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an alternate Director shall be effected by notice in writing signed by the appointor and delivered to the Office or tendered at a meeting of the Board. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director.

           (b) Every person acting as an alternate Director shall (except as regards power to appoint an alternate Director and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director may be paid expenses and shall be entitled to be indemnified by the company to the same extent mutatis mutandis as if he were a Director but shall not be entitled to received from the Company any remuneration in his capacity as an alternate Director except only such part (if any) of the remuneration otherwise payable to the Director appointing him as such Director may by notice in writing to the Company from time to time direct.

           (c) Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

           (d) An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director provided that, if at any meeting any Director retires by rotation or otherwise but is re-appointed at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

                      ADDITIONAL REMUNERATION AND EXPENSES

93. Each Director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company and shall be paid all expenses properly incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

                              DIRECTORS' INTERESTS

94.        (a)      A Director  may hold any other office or place of profit
                    with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other
                    Article.

           (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

           (c) A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company in which the Company may be interested, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Director or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

           (d) A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested
                    (including the arrangement or variation of the terms thereof, or the termination thereof).

           (e) Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns 1 per cent or more within the meaning of paragraph (i) below.

           (f) Subject tot he provisions of the Companies acts and to the next paragraph of this Article, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

           (g) A Director who is in any way, whether directly or indirectly, interested in any transaction with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the transaction is first taken into consideration, or if the Director was not at the date of that meeting interested in the transaction, at the first meeting of the Board after he is or has become so interested. For the purposes of this Article a general notice to the Board by a Director to the effect that (i) he is a member of a specified company or firm and is to be regarded as interested in any transaction which may after the date of the notice be made with that company or firm, or (ii) he is to be regarded as interested in any transaction which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this Article in relation to any such transaction; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

           (h) Save as otherwise provided by these Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any transaction in which he is materially interested, and if he shall do so his vote shall not be counted, but subject to the provisions of the Companies Act and in the absence of some other material interest, this prohibition shall not apply to any of the following matters, namely:-

                      (i) any transaction for giving such Director any security or indemnity in respect of money lent by him or obligations undertaken by him for the benefit of the Company or any of its subsidiaries;

                     (ii) any transaction for the giving by the Company or any of its subsidiaries of any security or indemnity to a third party in respect of a debt or obligation in respect of which such Director has himself given an indemnity or has guaranteed or secured in whole or in part;

                    (iii) any transaction by such Director to subscribe for shares, debentures or other securities of the Company or any of its subsidiaries issued or to be issued pursuant to any offer or invitation to Members or debenture holders of the Company or any class thereof or to the public or any section thereof, or to underwrite or sub-underwrite any such shares, debentures or other securities;

                     (iv) any transaction in which such Director is interested by virtue of his interest in shares or debenture or other securities of the Company or by reason of any other interest in or through the Company;

                      (v) any transaction concerning any other company (not being a company in which such Director owns 1 per cent or more within the meaning of paragraph (i) below) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

                     (vi) any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of inter alia any Directors of the Company;

                    (vii) any arrangement for the benefit of employees of the Company or of any of its subsidiaries under which the Director benefits in a similar manner to the employees and which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom such arrangement relates.

           (i) A company shall be deemed to be a company in which a Director owns 1 per cent or more if and so long as (but only if and so long as) the Director together with any person connected with him within the meaning of the Companies Acts (a "connected person") is (either directly or indirectly) the holder of or beneficially interested in 1 per cent or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this paragraph there shall be disregarded any shares held by a Director or connected person as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the interest of the Director or connected person is in reversion or remainder if and so long as some person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director or connected person is interested only as a unit holder.

           (j) Where a company in which a Director holds 1 per cent or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

           (k) If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director or as to the entitlement of any Director to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be decided by a resolution of the Board (for which purpose such Director shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Director as known to such Director has not been fairly disclosed to the Board.

(l) The word "transaction" in this Article shall include any transaction, contract, arrangement or agreement or any proposed transaction, contract, arrangement or agreement.

94A. Without prejudice to the provisions of Article 151 the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any other such company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any other such company, subsidiary undertaking or pension fund.

                         POWERS AND DUTIES OF THE BOARD

95. The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all such powers of the Company as are not by the Companies Acts or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Companies Acts and of these Articles. No alteration of these Articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

96. The Board may establish local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent any of the powers, authorities and discretion's vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think it, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

97. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion's (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject tot such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretion's vested in him.

98. The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

99. The Board may from time to time appoint any person to any office or employment having a designation or title including the word "Director" or attach to any existing office or employment with the Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word "Director" in the designation or title of any such office or employment with the Company shall not imply that the holder thereof is a Director of the Company nor shall such holder thereby be empowered in any respect to act as a Director of the Company or be deemed to be a Director for any of the purposes of these Articles.

100. The Company may exercise all the powers conferred by the Companies Acts with regard to having official seals, and such powers shall be vested in the Board.

101. Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the Board may make and vary such regulations as it may think fit respecting the keeping of any such register.

102. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

103. The Board shall cause minutes or records to be made in the books provided for the purpose:-

      (a)   of all appointments of officers made by the Board;

      (b) of the names of the Directors present at each meeting of the Board or committee of the Board; and

      (c) of all resolutions and proceedings at all meetings of the Company, of the holders of any class of shares in the Company, and of the Board, and of any committee of the Board.

104. The Board on behalf of the Company may subject to the provisions of the Companies Acts exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any Director or former Director or the relations, connections or dependants of any Director or former Director. A Director or former Director shall be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

                                BORROWING POWERS

105. (A) Subject as hereinafter provided and to the provisions of the Companies Acts, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

      (B) (1) The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (but as regards subsidiaries only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate amount from time to time outstanding of all borrowings by the Group (exclusively of borrowings owing by one member of the Group to another member of the Group) shall not, without the previous sanction of an ordinary resolution of the Company, exceed an amount equal to twice* the Adjusted Capital and Reserves.

(*amended by Ordinary Resolution on 1st May 1995 from twice to two and one half)

           (2)  For the purpose of the foregoing restriction:-

                    (a) "the Adjusted Capital and Reserves" means the aggregate from time to time of:-

                         (i) the amount paid up or credited as paid up on the issued share capital of the Company; and

                         (ii) the amount  standing to the credit of
                              the  reserves  (including  any  share
                              premium account,  capital  redemption
                              reserve  and any  credit  balance  on
                              profit and loss account) all as shown
                              by the then  latest  audited  balance
                              sheet but after  deducting  therefrom
                              any debit  balance on profit and loss
                              account  (except to the  extent  that
                              such deduction has already been made)
                              and making adjustments to reflect any
                              variation  in the amount of such paid
                              up  share   capital,   share  premium
                              account or capital redemption reserve
                              since   the  date  of  such   audited
                              balance sheet;

                    (b) "borrowings" shall be deemed to include not only borrowings but also the following except in so far as otherwise taken into account:-

                         (i) the  nominal  amount  of  any  issued
                             share   capital  and  the   principal
                             amount of any  debentures or borrowed
                             moneys,   the   beneficial   interest
                             whereof  is not  for the  time  being
                             owned by a member  of the  Group,  of
                             any   body   whether   corporate   or
                             unincorporate  and the  payment  of a
                             guarantee whereof is the subject of a
                             guarantee or indemnity by a member of
                             the Group;

                        (ii) the  outstanding   amount  raised  by
                             acceptances  by any bank or accepting
                             house  under  any  acceptance  credit
                             opened on behalf and in favour of any
                             member of the Group;

                       (iii) the principal amount of any debenture
                             (whether  secured or  unsecured) of a
                             member of the Group  owned  otherwise
                             than by a member of the Group;

                       (iv) the principal amount of any preference share capital of any subsidiary owned otherwise than by a member of the Group; and

                       (v) any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing;

                    but shall be deemed not to include:-

                      (vi)   borrowings   for  the   purposes   of
                             repaying  the  whole  or any  part of
                             borrowings  by a member  of the Group
                             for the time being outstanding and so
                             to be  applied  within  six months of
                             being  so  borrowed,   pending  their
                             application  for such purpose  within
                             such period;

                      (vii)  borrowings   for   the   purpose   of
                             financing  any contract in respect of
                             which   any   part   of   the   price
                             receivable  by a member  of the Group
                             is   guaranteed  or  insured  by  the
                             Export Credits  Guarantee  Department
                             of the  Department of Trade or by any
                             other     Governmental     department
                             fulfilling a similar function,  to an
                             amount not exceeding that part of the
                             price receivable  thereunder which is
                             so guaranteed or insured; and

                     (viii) amounts borrowed or raised which are for the time being deposited with HM Customs and Excise or any other body designated by any relevant legislation or order in connection with import deposits or any similar governmental scheme to the extent that a member of the Group retains its interest therein;

          (c) when the aggregate amount of borrowings required to be taken into account for the purposes of this Article on any particular day is being ascertained, any of such moneys denominated or repayable (or repayable at the option of any person other than the Company) in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent at the rate of exchange prevailing on that day in London provided that any of such moneys shall be converted at the rate of exchange prevailing in London six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business);

          (d) "audited balance sheet" shall mean the audited balance sheet of the Company prepared for the purposes of the Companies acts unless at the date of the then latest such balance sheet there shall have been prepared for such purposes and audited a consolidated balance sheet of the Company and its subsidiaries (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Companies Acts) and in the latter event "audited balance sheet" shall mean such audited consolidated balance sheet of the Company and such subsidiaries, the references to reserves and profits and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and there shall be excluded any amounts attributable to outside interests in subsidiaries;

          (e) the Company may from time to time change the accounting convention on which the audited balance sheet is based, provided any new convention adopted complies with the requirements of the Companies Acts; if the Company should prepare its main audited balance sheet on the basis of one such convention, but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet for the purposes of this Article;

          (f)      "the Group" means the Company and its subsidiaries (if any).

    (3) A certificate or report by the Auditors for the time being of the Company as to the amount of the Adjusted Capital and Reserves or the amount of any borrowings or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

(C) Notwithstanding the foregoing, no lender or other person dealing with the Company shall be concerned to see or inquire whether the limit imposed by this Article is observed and no borrowing incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

                            PROCEEDINGS OF THE BOARD

106. Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.

107. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board meeting shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either prospectively or retrospectively.

108. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

109. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a general meeting for the purpose of appointing Directors.

110. The Board may appoint a Chairman and one or more Deputy-Chairman of its meetings and determine the period for which they are respectively to hold such office. If no such Chairman or Deputy- Chairman is appointed, or if at any meeting neither the Chairman nor the Deputy-Chairman is present within five minutes after the time appointed for holding the same, the Directors may appoint one of their number to be chairman of the meeting.

111. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretion for the time being vested in or exercisable by the Board.

112. The Board may delegate such of its powers or discretion as it may think fit to committees consisting of one or more members of the Board and (if thought fit) one or more persons co-opted as hereinafter provided. Any committees so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed by the Board. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (i) the number of co-opted members shall be less than one-half of the total number of members of the committee; (ii) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors; and (iii) the chairman of each committee shall be a Director and in the case of any equality of votes the chairman of the committee shall have a second or casting vote.

113. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulation imposed by the Board under the last preceding Article.

114. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (provided that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

115. All acts done by the Board or by any committee or by any person acting as a director or member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee and had been entitled to vote.

                                    SECRETARY

116. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.

117. A provision of the Companies Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same acting both as Director and as, or in place of, the Secretary.

                                    THE SEALS

118. The Board shall provide for the safe custody of every Seal. A Seal shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which the common seal is affixed shall be signed by one or more Directors and the Secretary or by two or more Directors, and any instrument to which an official seal is affixed need not, unless the Board for the time being otherwise determines or the law otherwise requires, be signed by any person.

119. The Company may exercise the powers conferred by the Companies Acts with regard to having any official seal for use abroad and such powers shall be vested in the Board.

                           AUTHENTICATION OF DOCUMENTS

120. Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee of the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee of the Board which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                          DIVIDENDS AND OTHER PAYMENTS

121. Subject to the provisions of the Companies Acts, the Company in general meeting may from time to time declare dividends to be paid to the Members according to their rights and interests in the profits available for distribution, but no dividend shall be declared in excess of the amount recommended by the Board.

122. Subject to the provisions of the Companies Acts, in so far as in the opinion of the Board, the profits of the Company justify such payments, the Board may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as it thinks fit.

123. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

124. No dividend shall be paid otherwise than out of profits available for the purpose in accordance with the provisions of the Companies Acts which apply to the Company.

125. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

126. Subject to the provisions of the Companies Acts where any assets, business or property is acquired by the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and losses arising therefrom as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchase cum dividend or interest, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

127. (A) The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

      (B) The Board may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member, or which any person is under those provisions entitled to transfer, until such person shall become a Member in respect of such shares or shall transfer the same.

128. The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the holder thereof (or the person becoming entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

129. The payment by the Board of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date such dividend is payable shall be forfeited and shall revert to the Company.

130. The Company may upon the recommendation of the Board by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Board.

131. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event to any one such persons) or to such person and such address as such Member or person or persons may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event may in writing direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

132. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event, any one of them may give effectual receipts for any dividend or other money payable or property distributable on or in respect of the share.

133. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

                                    RESERVES

134. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think it prudent not to distribute.

                            CAPITALISATION OF PROFITS

135. (A) The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions on the footing that the same be not paid in cash but be applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid among such Members, or partly in one way and partly in the other and the Board shall give effect to such resolution, provided that, for the purposes of this Article, a share premium account and a capital redemption reserve may be applied only in the paying up of unissued shares to be allotted to such Members credited as fully paid.

           (B) The Company may on the recommendation of the Board at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum, in paying up in full unissued shares to be allotted credited as fully paid among the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions and the Board shall give effect to such resolution.

136. Where any difficulties arises in regard to any distribution under the last preceding Article the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions and arrange for the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions or, if permitted, for the retention of such net proceeds for the benefit of the Company, or may resolve that the distribution should be a nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution of any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

                                  RECORD DATES

137. Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

                                FORM OF REGISTERS

138. Any register, index, minute book, book of account or other book required by these Articles or the Companies Acts to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

                               ACCOUNTING RECORDS

139. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the provisions of the Companies acts. The accounting records shall be kept at the Office or, subject to the provisions of the Companies acts, at such other place or places as the Board may think fit and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

140. A copy of every balance sheet and profit and loss account, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts, and copies shall also be sent in appropriate numbers to The Stock Exchange in accordance with the terms of any Listing Agreement for the time being binding on the Company.

                                    AUDITORS

141. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Companies Acts.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

142. Any notice or other document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address addressed as aforesaid. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint.

143. Any Member described in the Register by an address not within the United Kingdom who shall, from time to time, give to the Company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address, but save as aforesaid no Member other than a Member described in the Register by an address within the United Kingdom shall be entitled to receive any notice from the Company.

144. Any such notice or other document, if sent by first class post, shall be deemed to have been served or delivered on the day after the day when it was put in the post, and in proving such service or delivery it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left.

145. Any notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

146. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to effectively convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least tow leading daily newspapers (at least one of which shall be a London newspaper) and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the meeting the posting of notices to addresses throughout the United Kingdom again become practicable.

147. Nothing in any of the preceding five Articles shall affect any requirement of the Companies Act that any particular offer, notice or other document be served in any particular manner.


                            DESTRUCTION OF DOCUMENTS


148.       The Company may destroy:-

             (i) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;
            (ii) any dividend mandate or any variation of cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation cancellation or notification is recorded by the Company;

           (iii) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

            (iv) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

           and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

           (a) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

           (b) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

           (c) references in this Article to the destruction of any document include references to its disposal in any manner.

                                   WINDING UP

149. The Board shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

150. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator may, with the authority of an extraordinary resolution and subject to any provision sanctioned in accordance with the provisions of the Companies Acts, divide amongst Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purposes, set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Member or different classes of Members. The Liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability and the Liquidator may make any provision referred to in, and sanctioned in accordance with the provisions of the Companies Acts.

                                   INDEMNITIES

151. Subject to the provisions of the Companies Acts, every Director, alternate Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings otherwise disposed of without any finding or admission of nay material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted by the Court.

                                    EMPLOYEES

152. The Board may by resolution exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.